UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

KWESST MICRO SYSTEMS INC.

(Exact name of registrant as specified in its charter)s

British Columbia	98-1650180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada	K2M 2A8
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which to be registered
Common Shares, no par value	The Nasdaq Stock Market LLC

Warrants to purchase Common Shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-266897

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of the common shares, no par value (the "Common Shares"), and warrants to purchase Common Shares (the "Warrants"), of KWESST Micro Systems Inc. (the "Registrant") under the sections entitled "Description of Securities", "Financial Information", "Material Canadian Federal Income Tax Considerations", and "Additional Information" in the prospectus included in the Registrant's Registration Statement on Form F-1 (File No. 333-266897), as initially filed with the Securities and Exchange Commission on August 16, 2022, including exhibits, and as subsequently amended (the "Registration Statement"), is hereby incorporated by reference. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the Registrant pursuant to Rule 424(b) under the United States Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 6, 2022	KWESST Micro Systems Inc.

	By:	/s/ Jeffrey MacLeod
Jeffrey MacLeod Chief Executive Officer